Exhibit 15.2

CONSENT LETTER

April 24, 2020

TO:   Noah Holdings Limited

Building 2,

1687 Changyang Road

Shanghai 200090

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Regulations” and “Organizational Structure” in Noah Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2019, which will be filed with the Securities and Exchange Commission (the “SEC”) in April 2020, and further consent to the incorporation by reference of the summaries of our opinions under these headings into Noah Holdings Limited’s registration statement on Form S-8 (file No. 333-171541) that was filed on January 5, 2011, as well as Form S-8 (file No. 333-222342) that was filed on December 29, 2017. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2019.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm

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